UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 20, 2003


                     Performance Technologies, Incorporated
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

             0-27460                                  16-1158413
    (Commission File Number)              (IRS Employer Identification No.)



205 Indigo Creek Drive, Rochester. N.Y.                           14626
(Address of principal executive offices)                        (Zip Code)

                                 (585) 256-0200
                 Company's telephone number, including area code


                                (Not Applicable)
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Required FD Disclosure.

On January 20, 2003, the Board of Directors of Performance Technologies, Incorporated created the position of Chief Strategic Officer. John M. Slusser agreed to fill this position and will carry out the duties and responsibilities of this position in addition to his ongoing responsibilities as Chairman of the Board. In this dedicated role, Mr. Slusser will be responsible for leading the Company's long-term strategic planning efforts, including identifying and facilitating acquisition opportunities, business and technology investments and other growth initiatives.

A copy of the press release announcing the foregoing matter is filed herewith as
Exhibit 99.1.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

(c)      Exhibits.

         (99.1) Press release issued by Performance Technologies, Incorporated on January 20, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PERFORMANCE TECHNOLOGIES, INCORPORATED


January 30, 2003                           By: /s/  Donald L. Turrell
                                                    Donald L. Turrell
                                                    President and
                                                    Chief Executive Officer


January 30, 2003                           By: /s/  Dorrance W. Lamb
                                                    Dorrance W. Lamb
                                                    Chief Financial Officer and
                                                    Vice President, Finance

                                                                   Exhibit 99.1

                                  Press Release

ROCHESTER, N.Y - January 20, 2003 - The Board of Directors of Performance Technologies, Inc. (Nasdaq: PTIX) announced today that John M. Slusser, in addition to his duties as Chairman of the Board, has been appointed by the Board of Directors to the newly created, senior-level position of Chief Strategic Officer for the Company. In this dedicated role, Mr. Slusser will be responsible for leading the Company's long-term strategic planning efforts including identifying and facilitating acquisition opportunities, business and technology investments and other growth initiatives. He will report to the Board and work closely with the Company's President and Chief Executive Officer, Don Turrell.


"The Board of Directors felt this was an ideal time to initiate a more focused, high-level strategic effort to accelerate the Company's growth prospects," said Don Turrell. "John is an ideal individual to carry out this responsibility given his experience with technology organizations and his background with the Company."


"Performance Technologies has demonstrated an ability to fiscally and technically out-perform many of its peers during very difficult market and economic conditions," commented John Slusser. "While these conditions may continue for some period to come, challenging times such as these can also offer unique and exciting opportunities for the future. I enthusiastically look forward to my role in this mission to increase long-term shareholder value."


Mr. Slusser, age 50, founded the Company and has been a director since its inception in 1981. He has served as Chairman of the Board since June 2001. From 1981 to 1986, he served in various Company management positions and from 1986 to 1995 he served as President and Chief Executive Officer. From 1995 to 1999, he served as Chairman and Chief Executive Officer of InformationView Solutions Corporation. Since 2000, he has been President of Radio Daze LLC. Mr. Slusser holds a BSEE degree from Rochester Institute of Technology.